UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2013

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) was held at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116 on April 18, 2013. At the Meeting, the following matters were voted upon by the stockholders of the Company:

1.	The election of seven directors (listed below) until the next annual meeting of stockholders.
2.	The authorization of the Board of Directors of the Company, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders.
3.	The ratification of the appointment of Brightman Almagor & Zohar Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

The number of shares of common stock issued, outstanding and eligible to vote at the Meeting as of the record date of March 11, 2013 was 151,260,480. Each of the matters voted upon at the Meeting was approved by the requisite number of votes. The final results of the voting on each of the matters presented to stockholders at the Meeting are as follows:

	VOTES FOR	VOTES WITHHELD	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
1. Election of seven directors:
Dr. Irit Arbel	51,097,132	898,764	N/A	N/A	36,939,016
Mordechai Friedman	51,097,132	898,764	N/A	N/A	36,939,016
Dr. Abraham Israeli	51,872,691	123,205	N/A	N/A	36,939,016
Alon Pinkas	51,096,632	899,264	N/A	N/A	36,939,016
Chen Schor	51,872,196	123,700	N/A	N/A	36,939,016
Dr. Robert Shorr	51,876,691	119,205	N/A	N/A	36,939,016
Malcolm Taub	51,852,691	143,205	N/A	N/A	36,939,016

2. Approve reverse stock split	85,309,582	N/A	3,477,873	147,457	N/A

3. Ratification of Brightman Almagor Zohar & Co.	87,110,167	N/A	1,748,745	76,000	N/A

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2013	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Liat Sossover
Liat Sossover
Chief Financial Officer